Exhibit 10.4

FIRSTENERGY CORP.
2015 Incentive Compensation Plan
2019 Restricted Stock Award Agreement

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), effective as of ____________ (the “Effective Date”), is entered into by and between FirstEnergy Corp., an Ohio corporation, and its successors (the “Company”), and [NAME] (the “Grantee”).
1.Definitions. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the FirstEnergy Corp. 2015 Incentive Compensation Plan, as amended from time to time (the “Plan”).

2.Grant of Restricted Stock. As of the Effective Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement and subject to the restrictions in Section 3, [NUMBER] Shares, par value $0.10 per share, of FirstEnergy Corp. (“Restricted Stock”). The Restricted Stock is granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any heirs, successors and assigns.

3.Restrictions on Restricted Stock. Except as otherwise provided herein, the Grantee cannot sell, transfer, assign, hypothecate or otherwise dispose of the Restricted Stock or pledge any share of Restricted Stock as collateral for a loan, other than by will or by the laws of descent and distribution. In no event may any share of Restricted Stock or this Award be transferred for value. In addition, the Restricted Stock will be subject to such other restrictions as the Committee deems necessary or appropriate.

4.Lapse of Restrictions on Restricted Stock. Except as otherwise provided in Sections 6 and 7, the restrictions described in Section 3 (the “Restrictions”) shall lapse and be of no further force or effect with respect to 100% of the Restricted Stock if Grantee remains in the continuous employ of the Company or any Subsidiary until [DATE] (the “Vesting Condition”). So long as the Grantee continues to be an Employee of the Company or any of its Subsidiaries, he or she shall not be considered to have experienced a termination of employment because of: (i) any temporary leave of absence approved in writing by the Company or such Subsidiary; or (ii) any change of duties or position (including transfer from one Subsidiary to another).

5.Forfeiture. Except as otherwise provided in Sections 6 and 7, the Grantee will forfeit any and all interests in the Restricted Stock if (a) the Grantee’s employment with the Company or its Subsidiaries terminates prior to the satisfaction of the Vesting Condition set forth in Section 4 or (b) the Grantee attempts to sell, transfer, pledge, assign or otherwise alienate or hypothecate the Restricted Stock or the right to receive the Restricted Stock in violation of this Agreement.

6.Certain Events. Notwithstanding any provision in this Agreement to the contrary,

(a)    Death or Disability. If the Grantee dies or incurs a Disability while an Employee of the Company or any of its Subsidiaries at any time prior to [DATE], then the Restrictions will immediately lapse and the Grantee (or Grantee’s estate in the event of the Grantee’s death) will become 100% vested in the Restricted Stock upon such death or Disability.

(b)    Termination without Cause. Subject to Section 7, if the Grantee’s employment is terminated without Cause by the Company or any of its Subsidiaries at any time prior to [DATE], then the Restrictions shall lapse on a prorated portion of the Restricted Stock upon such termination of employment; provided that the Grantee executes and delivers to the Company (and does not revoke) a general waiver and release of claims in a form approved by the Company. The prorated amount will be calculated by multiplying the number of Shares of Restricted Stock by a fraction, in which the numerator is the number of full calendar months the Grantee remained in the continuous employ of the Company or any of its Subsidiaries from the Effective Date until the date of termination and the denominator is the number of full calendar months between the Effective Date and [DATE]. Subject to Section 7, any amount that does not vest pursuant to this Section 6(b) will be forfeited as of the date of the Grantee’s termination of employment.

7.    Change in Control. If a Change in Control occurs, the Restricted Stock shall become subject to the terms and conditions of Article 16 of the Plan.
8.    Issuance of Shares. As soon as practicable after lapse of the Restrictions, as provided under Section 4, 6 or 7, the Company will deliver to the Grantee (or his or her estate) the Shares to which the Grantee is entitled free and clear of any Restrictions (except any applicable securities law restrictions); provided, however, that, no fractional Shares will be delivered and any fractional Shares to which the Grantee would otherwise be entitled will be paid in cash.
9.    Withholding. Notwithstanding any other provision of the Plan or this Agreement to the contrary, unless the Committee determines otherwise, the Company shall withhold Shares in an amount not to exceed the maximum amount necessary to satisfy all federal, state, and local taxes to be withheld in connection with the delivery of Shares granted or delivered under this Agreement.
10.    Stockholder Rights During Period of Restriction. During the period the Restricted Stock is subject to the Restrictions, the Grantee will be entitled to vote the Restricted Stock and to receive dividends declared and paid by the Company on such Restricted Stock; provided, however, that dividends payable shall be automatically reinvested in additional shares of Restricted Stock that are subject to the same restrictions as the shares of Restricted Stock granted hereunder.
11.    Recoupment. If the Grantee is or has been deemed to be, or becomes, an “insider” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Agreement will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and subject to the Company’s Executive Compensation Recoupment Policy, as amended from time to time, or any other Company policy adopted pursuant to such law, rules, or regulations and this Agreement may be amended to further such purpose without the consent of the Grantee.
12.    Code Section 83(b) Elections. The Grantee will not make an election under Section 83(b) of the Code to recognize taxable ordinary income in the year the Restricted Stock is granted (or dividends are reinvested). The Grantee understands that by not making such an election, he or she will recognize taxable ordinary income at the time the Restrictions lapse in an amount equal to the Fair Market Value of the Shares at that time.
13.    Non-Transferability and Legends. The Restricted Stock has not been registered for resale under the Securities Act of 1933, as amended (the “Act”), and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Restricted Stock has become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available.
The Restricted Stock shall be registered in the name of the Grantee and shall be placed in a restricted account in book entry form where such Restricted Stock shall remain until either such Restricted Stock is no longer subject to the Restrictions, or such Restricted Stock is forfeited, as provided hereunder. The Company may, in its discretion, register the Restricted Stock in certificate form for the number of shares of Restricted Stock specified above. If the Company registers the Restricted Stock in certificate form, the Company will retain the certificates and each certificate will bear the following legend until the expiration of the period the Restricted Stock is subject to the Restrictions or forfeiture:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the FirstEnergy Corp. 2015 Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Award Agreement dated with the Award Date. A copy of the Plan, such rules and procedures, and such Restricted Stock Award Agreement may be obtained from the Corporate Secretary of FirstEnergy Corp.”
14.Termination of Agreement. This Agreement will terminate on the earliest of: (i) the date of the Grantee’s termination of employment with the Company or any of its Subsidiaries prior to the satisfaction of the Vesting Condition, except if such termination is due to death or Disability or a termination by the Company without Cause, or (ii) the date the Restrictions lapse in accordance with the terms of this Agreement. Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement.
15.Miscellaneous Provisions.
(a)Adjustments. In the event of a corporate event or transaction described in Section 4.5 of the Plan, the Shares of Restricted Stock shall be adjusted as set forth in Section 4.5 of the Plan.

(b)Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee, and their respective successors, assigns and legal representatives.
(c)Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach. To the extent a conflict exists between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
(d)Notice. Any notice relating to this grant must be in writing, which may include an electronic writing.
(e)No Employment Right Created. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company or any of its Subsidiaries, or to be employed or serve in any particular position therewith, or affect any right which the Company or any of its Subsidiaries may have to terminate the Grantee’s employment or service with or without Cause.
(f)Severability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.
(g)Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.
(h)Amendment. The terms and conditions of this Agreement may be modified by the Committee:

(i)	in any case permitted by the terms of the Plan or this Agreement;

(ii)	with the written consent of the Grantee; or

(iii)
without the consent of the Grantee if the amendment is either not materially adverse to the interests of the Grantee or is necessary or appropriate in the view of the Committee to conform with, or to take into account, applicable law, including either exemption from or compliance with any applicable tax law.

(i)Plan Administration. The Plan is administered by the Committee, which has full and exclusive discretionary power to interpret, implement, construe and adopt rules, forms and guidelines for administering the Plan and this Agreement. All actions, interpretations and determinations made by the Committee, the Board of Directors, or any of their delegates as to the provisions of this Agreement and the Plan shall be final, conclusive, and binding on all persons and the Grantee agrees to be bound by such actions, interpretations and determinations.
(j)Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without giving effect to its principles of conflict of laws. By accepting this Award, the Grantee agrees to the exclusive jurisdiction and venue of the courts of the United States District Court for the Northern District of Ohio or the Summit County (Ohio) Court of Common Pleas to adjudicate any and all claims brought with respect to this Agreement.
(k)Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, the award of Restricted Stock hereunder is intended to meet any applicable requirements for exclusion from coverage under Code Section 409A and this Agreement shall be construed and administered accordingly. However, notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties as to the tax effects of payments made to the Grantee (or the Grantee’s estate) pursuant to this Agreement, and any and all tax consequences incident to such shall solely be the responsibility of the Grantee (or the Grantee’s estate).
(l)Data Privacy. In order to implement, administer and manage the Grantee’s participation in the Plan, the Company and its affiliates may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (collectively, the “Personal Data”).
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s Personal Data as described above, as applicable, to the Company and its affiliates for the sole purpose of administering the Plan. The Grantee understands that Personal Data may be transferred to third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the United States or the Grantee’s state of residence. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Executive Compensation group of Human Resources. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares received upon vesting of the Restricted Stock. The Grantee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan and to comply with SEC and/or NYSE reporting obligations, any other applicable law or regulation and any applicable document retention policies of the Company. The Grantee understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Executive Compensation group of Human Resources. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan or to realize benefits from the Restricted Stock. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Executive Compensation group of Human Resources.

(m)Signatures and Electronic Delivery. This Agreement may be executed electronically and in counterparts, each of which shall be deemed to be an original, and when taken together shall constitute one binding agreement. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
[SIGNATURE ON FOLLOWING PAGE]

The Grantee acknowledges receipt of this Restricted Stock Award Agreement and accepts and agrees with the terms and conditions stated above.

________________________________
________________         (Signature of the Grantee)
(Date)

7